Exhibit 99.1
PacBio Announces Preliminary Fourth Quarter and Full Year Revenue
Commenced shipment of the Vega™ benchtop system ahead of schedule, bringing HiFi sequencing to more customers
Launched SPRQ chemistry, enabling the sub-$500 HiFi genome on the Revio® system
MENLO PARK, Calif., Jan. 14, 2025 (GLOBE NEWSWIRE) – PacBio (NASDAQ: PACB), a leading developer of high-quality, highly accurate sequencing solutions, announced preliminary unaudited revenue for the fourth quarter of 2024 and full year 2024 of $39.2 million and $154.0 million representing a year-over-year decline of 33% and 23%, respectively.
"Though challenging, 2024 was a productive year for PacBio as we launched groundbreaking products, strengthened our balance sheet, and made significant progress in reducing cash burn,” said Christian Henry, President and CEO of PacBio. “I believe PacBio is on track to gain market share in 2025 and further enhance our financial position. The early feedback on the Vega System and SPRQ chemistry has been encouraging, and our expansion into the clinical market is beginning to take shape."
Business updates:
•Expanded long-read sequencing portfolio: Launched the Vega system, an innovative benchtop sequencing platform designed to make HiFi long-reads accessible to a broader customer base.
•Enhanced the Revio platform: Launched SPRQ chemistry, unlocking the sub-$500 HiFi long-read human genome and enabling Revio customers to sequence more samples with 4-fold lower DNA input requirements.
•Advanced clinical market strategy: Delivered our first Vega systems to Berry Genomics as part of an early access agreement, supporting their efforts to develop targeted assays for prenatal health and carrier and newborn screening programs in China and other global markets.
•Strengthened financial position: Enhanced our balance sheet by exchanging $459 million in aggregate principal of the 1.5% convertible senior notes due 2028 for $200 million in newly issued 1.5% convertible senior notes due August 2029, along with approximately 20.5 million shares of common stock and $50 million in cash.
Preliminary fourth quarter results:
•Preliminary, unaudited revenue for the fourth quarter of 2024 is expected to be approximately $39.2 million compared with $58.4 million in the prior-year period.
•Preliminary instrument revenue for the fourth quarter of 2024 is expected to be approximately $15.3 million, compared with $35.1 million for the fourth quarter of 2023. Preliminary instrument revenue in the fourth quarter of 2024 included 23 Revio sequencing systems and 7 Vega sequencing systems.
•Preliminary consumables revenue for the fourth quarter of 2024 is expected to be approximately $18.8 million, compared with $18.9 million for the fourth quarter of 2023. Revio annualized pull through in the fourth quarter is expected to be approximately $240,000.
•Preliminary service and other revenue for the fourth quarter of 2024 is expected to be approximately $5.1 million, compared with $4.4 million for the fourth quarter of 2023.
•Total preliminary unrestricted cash, cash equivalents, and investments balance as of December 31, 2024, is expected to be approximately $390 million.
PacBio is scheduled to present at the 43rd Annual J.P. Morgan Healthcare Conference on January 14, 2025, at 4:30 p.m. Pacific Time. PacBio plans to make the presentation available on the Events & Presentations Section of PacBio's website at investor.pacificbiosciences.com. The information posted on or that can be accessed through PacBio's website, including PacBio's updated corporate presentation, is not incorporated by reference into this press release, and the inclusion of PacBio's website address is an inactive textual reference only.

The preliminary unaudited financial information set forth above is subject to revision and is anticipated to be finalized when the Company files its 2024 Annual Report on Form 10-K. PacBio's final, audited financial results could differ materially from the preliminary estimates above, which are not a comprehensive statement of PacBio's financial results and are not necessarily indicative of the results to be expected as of or for the fiscal period ended December 31, 2024, or any future period. Accordingly, you should not place undue reliance on these preliminary estimates. PacBio expects to report its fourth quarter 2024 results during a conference call in February, at which point it will discuss its 2024 financial results in more detail.
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies stem from two highly differentiated core technologies focused on accuracy, quality and completeness which include our HiFi long-read sequencing and our SBB® short-read sequencing technologies. Our products address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Forward-looking statements
This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to PacBio's preliminary unaudited financial information as of and for the periods ended December 31, 2024 as well as our expectations for future operating results, revenue and guidance; the availability or timing of PacBio's final financial results as of and for the periods ended December 31, 2024; the future availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies, including Revio, Vega and Onso; and other future events. Reported results and orders for Revio and Vega should not be considered an indication of future performance or results. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties that could cause actual outcomes and results to differ materially from currently anticipated results. These risks include, but are not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; potential product performance and quality issues and potential delays in development and commercialization timelines; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; rapidly changing technologies and extensive competition in genomic sequencing that could make the products PacBio is developing obsolete or non-competitive; supply chain risks; customers and prospective customers curtailing or suspending activities utilizing PacBio's products; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; the possible loss of key employees, customers, or suppliers; regulatory uncertainty; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; and other risks associated with macroeconomic conditions such as uncertain capital markets, fluctuating inflation rates, and geopolitical conflicts. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption "Risk Factors." These forward-looking statements, including PacBio's preliminary unaudited financial information, are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
Contacts
Investors:
Todd Friedman
650.521.8450
ir@pacb.com
Media:
pr@pacb.com